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                                                                  Exhibit 11.01

                                  Canmax Inc.
                       Computation of Earnings per Share

                                            Years Ended October 31,
                                         1997        1996         1995
                                      ----------  ----------   -----------
Primary earnings (loss) per share:

Net income (loss)                     $   87,331  $  142,614   $(3,734,450)
                                      ----------  ----------   -----------
                                      ----------  ----------   -----------

Weighted average common shares         5,827,262   4,983,011     4,706,382

Shares issued upon assumed exercise
  of dilutive stock options and
  warrants                             1,181,590   2,448,269             -

Shares assumed repurchased              (359,211)   (580,132)            -
                                      ----------  ----------   -----------

Weighted average common and common
  equivalent shares                    6,649,641   6,851,148     4,706,382
                                      ----------  ----------   -----------
                                      ----------  ----------   -----------

Net income (loss) per common and
  common equivalent share             $     0.01  $     0.02   $     (0.79)
                                      ----------  ----------   -----------
                                      ----------  ----------   -----------

Fully diluted earnings (loss)
  per share:

Net income (loss)                     $   87,331  $  142,614   $(3,734,450)
                                      ----------  ----------   -----------
                                      ----------  ----------   -----------

Weighted average common shares         5,827,262   4,983,011     4,706,382

Shares issued upon assumed
  exercise of dilutive stock
  options and warrants                 1,181,590   2,448,269             -

Shares assumed repurchased              (353,887)   (580,132)            -
                                      ----------  ----------   -----------

Weighted average common and
  common equivalent shares             6,654,965   6,851,148     4,706,382
                                      ----------  ----------   -----------
                                      ----------  ----------   -----------

Net income (loss) per common and
  common equivalent share             $     0.01  $     0.02   $     (0.79)
                                      ----------  ----------   -----------
                                      ----------  ----------   -----------
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